Venture Stores, Inc.
                     Computation of Earnings Per Share

(thousands, except per share data)                             EXHIBIT 11

                                                     13 WEEKS ENDED
                                                   April 27,   April 29,
                                                     1996        1995

Net earnings (loss)                               $   1,737   $  (3,191)
Less Preferred dividend                                (625)       (625)
Net earnings (loss) available
  to common shareowners                           $   1,112   $  (3,816)

Average outstanding shares                           17,471      17,261

Earnings (Loss) per common share                  $    0.06   $   (0.22)

PRIMARY:

Net earnings (loss)                               $   1,737   $  (3,191)
Less Preferred dividend                                (625)       (625)
Net earnings (loss) available
  to common shareowners                           $   1,112   $  (3,816)

Average outstanding shares                           17,471      17,261
Net effect of dilutive stock options
  - based on the treasury method                         67          30
Average shares for primary
  earnings per share                                 17,538      17,291

Primary earnings (loss) per
  common share                                    $    0.06   $   (0.22)

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                         Venture Stores, Inc.
                   Computation of Earnings Per Share

(thousands, except per share data)                 Exhibit 11 (continued)

                                                       13 Weeks Ended
                                                   April 27,   April 29,
                                                     1996        1995
FULLY DILUTED:

Net earnings (loss)                               $   1,737   $  (3,191)
Less Preferred dividend                                (625)       (625)
Net earnings (loss) available
  to common shareowners                           $   1,112   $  (3,816)

Average outstanding shares                           17,471      17,261
Net effect of dilutive stock options
  - based on the treasury method                         73          30
Average shares for fully diluted
  earnings per share                                 17,544      17,291

Fully diluted earnings (loss)
  per common share                                $    0.06   $   (0.22)



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